UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2025

Lifeward Ltd.

(Exact Name of Registrant as Specified in its Charter)

Israel	001-36612	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Donald Lynch Blvd. Marlborough, MA	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +508.251.1154

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, par value NIS 1.75	LFWD	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 7, 2025, Lifeward Ltd. (the “Company”) entered into an At The Market Offering Agreement (the “ATM Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which the Company may offer and sell, from time to time at its sole discretion, its ordinary shares, par value NIS 1.75 (“Ordinary Shares”), through or to Wainwright, acting as sales agent or principal. The issuance and sale, if any, of Ordinary Shares under the ATM Agreement will be made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-263984), which was filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on March 30, 2022, and declared effective on May 16, 2022, the base prospectus included therein and the related prospectus supplement (the “Prospectus Supplement”) filed by the Company with the SEC on March 7, 2025. In accordance with the terms of the ATM Agreement, under the Prospectus Supplement, the Company may offer and sell its Ordinary Shares having an aggregate offering price of up to $5,488,800 from time to time through or to Wainwright.

The Company is not obligated to sell any shares under the ATM Agreement. Each time the Company wishes to issue and sell shares under the ATM Agreement, the Company will notify Wainwright of the number of shares to be issued, the dates on which such sales may be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Unless Wainwright declines to accept the terms of such notice, subject to the terms and conditions of the ATM Agreement, Wainwright has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such shares up to the amount specified on such terms. Under the ATM Agreement, Wainwright may sell the Company’s Ordinary Shares by any method permitted by law that is deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the U.S. Securities Act of 1933, as amended, including, without limitation, sales made directly on or through the Nasdaq Capital Market or any other existing trading market in the United States for the Ordinary Shares, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in privately negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law. The Company will pay Wainwright in cash a commission equal to 3.0% of the aggregate gross proceeds from each sale of shares, reimburse certain legal fees and disbursements and provide Wainwright with customary indemnification and contribution rights against certain liabilities. The ATM Agreement may be terminated by the Company at any time upon ten (10) business day’s prior written notice to Wainwright, or by Wainwright at any time.

The foregoing description of the ATM Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ATM Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The representations, warranties and covenants contained in the ATM Agreement were made solely for the benefit of the parties to the ATM Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the ATM Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the ATM Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

A copy of the legal opinion of Goldfarb Gross Seligman & Co. relating to the Ordinary Shares issuable under the ATM Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares, nor shall there be any offer, solicitation or sale of such shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Goldfarb Gross Seligman & Co.
10.1	At The Market Offering Agreement, dated March 7, 2025, by and between the Company and H.C. Wainwright & Co., LLC.
23.1	Consent of Goldfarb Gross Seligman & Co. (contained in Exhibit 5.1).
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifeward Ltd.

Date: March 7, 2025	By:	/s/ Mike Lawless
Mike Lawless
Chief Financial Officer